UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 720-3700
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   □

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          At the annual shareholders’ meeting of Foot Locker, Inc. (the “Company”) held on May 17, 2017 (the “Annual Meeting”),  shareholders approved an amendment to Section 6(c)(2) of the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated (the “Annual Bonus Plan”). The amendment increases the limit on payouts to any Covered Employee (as defined in the plan) for any plan year from $3 million to $6 million.  The named executive officers, as well as other officers and key employees of the Company, participate in this plan. A copy of the Annual Bonus Plan, as amended and restated, is attached hereto as Exhibit 10.1, which in its entirety is incorporated herein by reference.

5.03.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 At the Annual Meeting,  shareholders approved an amendment to Article II, Section 1 of the Company’s By-Laws, effective as of May 17, 2017, to provide for a majority voting standard in uncontested director elections. A copy of the By-Laws, as amended, is attached hereto as Exhibit 3.1, which in its entirety is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 17, 2017,  shareholders voted on the five proposals set forth below. For more information on the proposals, please see the 2017 Proxy Statement, the relevant portions of which are incorporated herein by reference. The final voting results are listed below.

1. Shareholders elected the eleven nominees to the Board of Directors (the “Board”) of the Company for one-year terms expiring at the annual shareholders’ meeting to be held in 2018:

Name	Votes For	Votes Withheld	Broker Non-Votes
Maxine Clark	105,858,381	207,424	6,773,412
Alan D. Feldman	104,069,259	1,996,546	6,773,412
Jarobin Gilbert, Jr.	102,761,564	3,304,241	6,773,412
Richard A. Johnson	94,432,921	11,632,884	6,773,412
Guillermo G. Marmol	105,870,283	195,522	6,773,412
Matthew M. McKenna	104,938,335	1,127,470	6,773,412
Steven Oakland	102,819,416	3,246,389	6,773,412
Ulice Payne, Jr.	105,788,811	276,994	6,773,412
Cheryl Nido Turpin	103,722,454	2,343,351	6,773,412
Kimberly Underhill	104,928,459	1,137,346	6,773,412
Dona D. Young	103,006,375	3,059,430	6,773,412

2. With respect to the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,752,668	2,034,858	51,691	- 0 -

3. With respect to the proposal to approve an amendment to the By-Laws to adopt majority voting in uncontested elections of directors, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,860,430	143,661	61,714	6,773,412

4.    With respect to the proposal to approve an amendment to the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,335,557	6,608,233	122,015	6,773,412

5.  With respect to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,172,048	8,739,793	153,964	6,773,412

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	By-Laws of Foot Locker, Inc.
10.1	Foot Locker Annual Incentive Compensation Plan, as Amended and Restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
Date: May 19, 2017	By:	/s/ Sheilagh M. Clarke
		Name:	Sheilagh M. Clarke
		Title:	Senior Vice President
General Counsel and Secretary